SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               WVS FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                                              September 26, 1997


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of WVS Financial Corp. The meeting will be held at the Orchard Hill Church, located at 2551 Brandt School Road, Wexford, Pennsylvania on Tuesday, October 28, 1997 at 10:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in WVS Financial Corp. is sincerely appreciated.


                                         Sincerely,


                                         /s/James S. McKain, Jr.
                                         James S. McKain, Jr.
                                         Chairman of the Board


                                         /s/Robert C. Sinewe
                                         Robert C. Sinewe
                                         President and Chief Executive Officer

                               WVS FINANCIAL CORP.
                               9001 Perry Highway
                         Pittsburgh, Pennsylvania 15237
                                 (412) 364-1911



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on October 28, 1997




         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders ("Annual Meeting") of WVS Financial Corp. (the "Company") will be held at the Orchard Hill Church, located at 2551 Brandt School Road, Wexford, Pennsylvania on Tuesday, October 28, 1997 at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two (2) directors for a four-year term or until their successors are elected and qualified.

         (2) To ratify the appointment by the Board of Directors of S.R. Snodgrass, A.C. as the Company's independent auditors for the fiscal year ending June 30, 1998; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed September 12, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.


                                             By Order of the Board of Directors


                                             /s/Margaret VonDerau
                                             --------------------
                                             Margaret VonDerau
                                             Senior Vice President and Secretary



Pittsburgh, Pennsylvania
September 26, 1997

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                               WVS FINANCIAL CORP.



                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                October 28, 1997



         This Proxy Statement is furnished to holders of common stock, $.01 par value per share ("Common Stock"), of WVS Financial Corp. (the "Company"), the holding company of West View Savings Bank (the "Savings Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Orchard Hill Church, located at 2551 Brandt School Road, Wexford, Pennsylvania on Tuesday, October 28, 1997 at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about September 26, 1997.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Margaret VonDerau, Senior Vice President and Secretary, WVS Financial Corp., 9001 Perry Highway, Pittsburgh, Pennsylvania 15237); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record of the Company at the close of business on September 12, 1997 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 1,747,920 shares of Common Stock of the Company issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of the holders of a majority of the total votes present, in person or by proxy, at the Annual Meeting is required for the proposal to ratify the independent auditors for fiscal 1998. Abstentions are considered in determining the presence of a quorum and will not effect the plurality vote required for the election of directors but will have the effect of a vote against the proposal to ratify the independent auditors. Under rules applicable to broker-dealers, the proposals to be considered at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there will be no "broker non-votes" at the Annual Meeting.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

         The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into four classes which are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and all nominees currently serve as directors of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues, including tenure as a director of the Savings Bank.

                      Nominees for Director for Four-Year Term Expiring in 2001

                                             Principal Occupation During                   Director
    Name                    Age(1)               the Past Five Years                         Since
    ----                    ------               -------------------                         -----
James S. McKain, Jr.          72         Chairman of the Board; Chairman of                   1960
                                         the Board of Directors of the Savings
                                         Bank since 1984; retired, former
                                         Chairman and President of Barden
                                         McKain Ford, Inc. and Jim McKain
                                         Car and Truck Leasing, Inc., located
                                         in Wexford, Pennsylvania.

James H. Ritchie              72         Director; retired since 1983, formerly               1977
                                         owner of Ingomar Pharmacy, located
                                         in Ingomar, Pennsylvania.




         The Board of Directors recommends you vote FOR election of the nominees for director.

                       Members of the Board of Directors Continuing in Office


                                Directors Whose Terms Expire in 1998


                                             Principal Occupation During                   Director
    Name                    Age(1)               the Past Five Years                         Since
    ----                    ------               -------------------                         -----
David L. Aeberli              60         Director; Director, President of                     1985
                                         McDonald-Aeberli Funeral Home,
                                         Inc., located in Mars, Pennsylvania.

John M. Seifarth              68         Director; Retired, former General                    1991
                                         Manager of the Moon Township
                                         Municipal Authority, a water and
                                         sewer utility serving Moon Township,
                                         Pennsylvania until October 1995.
                                         Also serves as a Senior Engineer -
                                         Consultant to Nicholas & Slagle
                                         Engineering, Inc.

Margaret VonDerau             53         Director; Senior Vice President and                  1993
                                         Corporate Secretary of the Company
                                         since July 1993 and of the Savings
                                         Bank since 1990; prior thereto served
                                         as Vice President and Corporate
                                         Secretary of the Savings Bank.

                                Directors Whose Terms Expire in 1999

                                             Principal Occupation During                   Director
    Name                    Age(1)               the Past Five Years                         Since
    ----                    ------               -------------------                         -----
Arthur H. Brandt              57         Director; Director, President and                    1987
                                         Chief Executive Officer of Brandt
                                         Paving, Inc. and Brandt Excavating,
                                         Inc. located in Cranberry Township,
                                         Pennsylvania.

William J. Hoegel             59         Director; Sole Proprietor of William                 1984
                                         J. Hoegel & Associates, a
                                         manufacturer's representative, since
                                         October 1989; previously served as
                                         Executive Vice President of Power
                                         Piping Co., located in Pittsburgh,
                                         Pennsylvania.


                                Directors Whose Terms Expire in 2000



                                             Principal Occupation During                   Director
    Name                    Age(1)               the Past Five Years                         Since
    ----                    ------               -------------------                         -----
Donald E. Hook                68         Director; Chairman of the Board of                   1986
                                         Directors of Pittsburgh Cut Flower
                                         Co., located in Pittsburgh,
                                         Pennsylvania.

Robert C. Sinewe              55         Director; President and Chief                        1984
                                         Executive Officer of the Company
                                         since July 1993 and of the Savings
                                         Bank since 1984.

------------------
(1)      As of June 30, 1997.

Stockholder Nominations

         Article  7.F  of  the  Company's  Articles  of  Incorporation   governs
nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. Each written notice of a stockholder nomination shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Committees and Meetings of the Board of the Savings Bank and Company

         Regular meetings of the Board of Directors of the Company are held on a quarterly basis. The Board of Directors of the Company held a total of six regular and special meetings during the fiscal year ended June 30, 1997. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during the fiscal year ended June 30, 1997, and the total number of meetings held by all committees on which he served during such year.

         The entire Board of Directors of the Company acts as a Nominating Committee for selection of nominees for election as directors of the Company. The Board, acting as the Nominating Committee, met one time during the fiscal year ended June 30, 1997.

         The Board of Directors of the Savings Bank meets on a monthly basis and may have additional special meetings upon the request of the President or a majority of the Directors. During the fiscal year ended June 30, 1997, the Board of Directors met fourteen times. The Board of Directors of the Savings Bank has established the following committees:

         Audit Committee. The Audit Committee consists of Messrs. Aeberli (Chairman), Seifarth and Brandt, all of whom are outside directors. The Audit Committee meets with the Company's internal auditor, engages the Company's external auditors and reviews their reports. The Audit Committee meets quarterly and met four times during fiscal 1997.

         Loan Committee. The Loan Committee consists of Messrs. Ritchie (Chairman), Hook and Aeberli, and from management, Messrs. Sinewe, Wielgus and Eichner. The Loan Committee, which approves all loans originated by the Savings Bank, meets weekly and met forty-four times during fiscal 1997.

         Investment  Committee.  The  Investment  Committee  consists of Messrs.
Ritchie (Chairman), Hook and Aeberli, and from management, Messrs. Sinewe and Bursic. The Investment Committee, which approves all securities purchased by the Company and the Savings Bank, meets quarterly and met four times during fiscal 1997.

         In addition to the committees described above, the Savings Bank has also established other committees which consist of members of the Board and which meet as required. These committees include: Nominating Committee, Personnel Committee, Budget Committee, Supervisory Examination Committee, Profit Sharing Committee, Classification of Asset Review Committee, Deferred Compensation Committee, Business Plan Committee and Community Reinvestment Committee.

         The  Company  has  also  established   Audit,   Investment  and  Budget
Committees consisting of the same individuals who serve on the respective Savings Bank committee as well as a Compensation and Benefits Plan Committee.

Executive Officers Who Are Not Directors

         Set  forth  below  is   information   with  respect  to  the  principal
occupations during the last five years for the executive officers of the Company and the Savings Bank who do not serve as directors.

         David J. Bursic. Age 35. Mr. Bursic has been Vice President of the Company since October 1995 as well as Treasurer and Chief Financial Officer of the Company since July 1993 and Vice President, Treasurer and Chief Financial Officer of the Savings Bank since January 1992. Mr. Bursic served as Controller of the Savings Bank from January 1987 to December 1989 and as Controller and Chief Financial Officer from January 1990 to December 1991. Mr. Bursic joined the Savings Bank in 1985.

         Edward M. Wielgus. Age 46. Mr. Wielgus has been a Vice President of the Company since October 1995 as well as a Vice President and Chief Lending Officer of the Savings Bank since April 1990. Prior thereto, Mr. Wielgus was a Senior Vice President and Chief Lending Officer at Spring Hill Savings Bank, Pittsburgh, Pennsylvania, from August 1988 to April 1990 and an Assistant Vice President and Consumer Credit Manager at Equibank, Pittsburgh, Pennsylvania from June 1986 to August 1988.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date, (ii) each director of the Company, and (iii) all directors and executive officers of the Company and the Savings Bank as a group.

                                              Amount and Nature
     Name of Beneficial                          of Beneficial
     Owner or Number of                         Ownership as of                 Percent of
     Persons in Group                       September 12, 1997(1)(2)           Common Stock
     ----------------                       ------------------------           ------------
Robert W. Beilstein, Esq., Trustee                  100,898(3)                      5.8%
Goehring, Rutter & Boehm
Frick Building, 14th Floor
Pittsburgh, Pennsylvania 15219


Directors:
James S. McKain, Jr.                                 33,986(4)(5)                   1.9
David L. Aeberli                                     30,356(5)(6)                   1.7
Arthur H. Brandt                                     31,835(7)(8)                   1.8
William J. Hoegel                                    11,252(9)                      0.6
Donald E. Hook                                       25,516(5)(10)                  1.5
James H. Ritchie                                     33,836(5)(11)                  1.9
John M. Seifarth                                     15,804(8)(12)                  0.9
Robert C. Sinewe                                     88,405(13)                     5.0
Margaret VonDerau                                    53,883(14)                     3.1

All directors and                                   389,326(15)                    21.2
 executive officers as a
 group (11 persons)
-----------------

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3) Robert W. Beilstein, Esq. is the trustee of the trusts (the "Trustee") created pursuant to employee benefit plans of the Company and the Savings
     Bank which hold Common Stock on behalf of employee participants of such plans. The indicated holdings include 56,350 shares held under the WVS
     Financial Corp. Employee Stock Ownership Plan and Trust ("ESOP") which have not been allocated to the accounts of participating employees and will be voted at the Annual Meeting by the Trustee pursuant to the terms of the ESOP and which may be deemed to be beneficially owned by the Trustee. Also includes 24,149 shares held in the ESOP which have been allocated to participating employees and will be voted at the direction of the participant, for which the Trustee disclaims beneficial ownership. Also includes 20,399 shares of Common Stock held pursuant to the Company's
     Deferred Compensation Program, which are voted by the Trustee pursuant to the Program and which may be deemed to be beneficially owned by the Trustee. The indicated holdings do not include 93,311 shares of Common
     Stock held pursuant to the Company's Recognition and Retention Plans and Trusts, of which 44,961 shares have been allocated to directors and employees. Under the terms of the Recognition Plans, the Trustee will vote allocated shares at the direction of recipients and unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares. The Trustee will not vote allocated shares in the Recognition Plans if it does not receive instructions from the recipient. Also does not include 84,305 shares of Common Stock held pursuant to the Savings Bank's Profit Sharing Plan, which are voted at the direction of participants. The Trustee will vote allocated shares of Common
     Stock held in the Profit Sharing Plan for which it has not received instructions from a participant in the same proportion as it votes pursuant to instructions it actually receives from participants. The Trustee may, under certain circumstances, be deemed to beneficially own shares of Common
     Stock held in the Profit Sharing Plan for which it votes and does not receive directions from participants.

(4) Includes 13,000 shares held jointly with Mr. McKain's wife, 11,000 shares held by the Savings Bank's deferred compensation plan, and 300 shares held solely by Mr. McKain's wife.

(5) Includes 1,252 shares held by the Recognition and Retention Plan and Trust for Directors. Also includes 5,400 shares which may be acquired upon the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(6) Includes 7,500 shares held jointly with Mr. Aeberli's wife, 2,055 shares held solely by Mr. Aeberli's wife, 25 shares held jointly by Mr. Aeberli's wife and daughter and 4,740 shares held by the McDonald Aeberli Funeral
     Home, Inc. profit sharing plan for the benefit of Mr. Aeberli and his wife.

(7) Includes 6,580 shares held by the Savings Bank's deferred compensation plan.

(8) Includes 1,251 shares held by the Recognition and Retention Plan and Trust for Directors. Also includes 5,400 shares which may be acquired upon the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(9) Includes 1,252 shares held by the Recognition and Retention Plan and Trust for Directors. Also includes 5,000 shares which may be acquired upon the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(10) Includes 17,150 shares held jointly with Mr. Hook's wife.

(11) Includes 24,150 shares held jointly with Mr. Ritchie's wife.

(12) Includes 1,200 shares held jointly with Mr. Seifarth's wife and 2,819 shares held by the Savings Bank's deferred compensation plan.

(13) Includes  24,097  shares held by the Savings  Bank's  Profit  Sharing Plan,
     5,000 shares held by a  Recognition  and  Retention  Plan and Trust,  2,068
     shares held for the account of Mr.  Sinewe in the ESOP,  and 19,740  shares which may be acquired upon the exercise of stock options exercisable within
     60 days of the Voting Record Date.

(14) Includes  17,005  shares held by the Savings  Bank's  Profit  Sharing Plan,
     4,000 shares held by a  Recognition  and  Retention  Plan and Trust,  1,628
     shares held for the account of Mrs. VonDerau in the ESOP, 50 shares held in an estate  trust for which Mrs.  VonDerau is a trustee,  and 15,800  shares which may be acquired upon the exercise of stock options exercisable within
     60 days of the Voting Record Date.

(15) Includes on behalf of directors and executive  officers as a group,  47,404 shares held by the Savings Bank's Profit  Sharing Plan,  22,262 shares held by the Recognition and Retention Plans and Trusts, 5,934 shares held in the
     ESOP, 20,399 shares held in the Company's Deferred Compensation Program and
     90,000  shares  which may be acquired  upon the  exercise of stock  options exercisable within 60 days of the Voting Record Date.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth a summary of certain information concerning the compensation paid by the Company and the Savings Bank for services rendered in all capacities during the three years ended June 30, 1997 to the Chief Executive Officer and the only executive officer of the Company and its subsidiaries whose total compensation during the last fiscal year exceeded $100,000.

                                                     Summary Compensation Table

                                                Annual Compensation                     Long Term Compensation
                                       ---------------------------------------  ---------------------------------
                                                                                        Awards            Payouts        All Other
        Name and            Fiscal                              Other Annual      Stock                     LTIP       Compensation
   Principal Position        Year      Salary(1)      Bonus    Compensation(2)  Grants(3)    Options      Payouts           (4)
   ------------------        ----      ---------      -----    ---------------  ---------    -------      -------           ---
Robert C. Sinewe             1997      $135,600     $16,950           0             --          --           0            $30,203
 President and Chief         1996       130,836      16,354           0             --          --           0             22,012
 Executive Officer           1995       127,020      10,585           0             --          --           0             19,014

Margaret VonDerau            1997      $106,800     $12,900           0             --          --           0            $23,759
 Senior Vice President       1996       103,536      12,492           0             --          --           0             17,381
 and Secretary               1995       100,620       8,085           0             --          --           0             14,934
-------------
(1)      Includes compensation for service as a director.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of automobiles leased by the Company.
     In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) At June 30, 1997, Mr. Sinewe and Mrs. VonDerau held 5,000 and 4,000 shares of restricted Common Stock, respectively, granted pursuant to the Company's
     Recognition and Retention Plans, which had a fair market value of $129,375 and $103,500, respectively on such date.

(4)  In fiscal 1997, represents the Savings Bank's contribution on behalf of Mr.
     Sinewe and Mrs. VonDerau to the Profit Sharing Plan in the amount of $13,010 and $10,234, respectively, and the allocation of shares of Common
     Stock pursuant to the Company's ESOP with a fair market value of $17,193 and $13,525, respectively.

Stock Options

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the fiscal year ended June 30, 1997 and options held at June 30, 1997.

                                         Aggregate Option Exercises in Last Fiscal Year
                                                   and Year End Option Values



                          Shares                       Number of Unexercised Options          Value of Unexercised Options at
                        Acquired on      Value                   at Year End                             Year End(1)
     Name                 Exercise      Realized        Exercisable         Unexercisable       Exercisable       Unexercisable
     ----                 --------      --------        -----------         -------------       -----------       -------------
Robert C. Sinewe           1,700        $29,113            19,740               5,360             $313,373          $85,090

Margaret VonDerau          1,400         23,975            15,800               4,300              250,825           68,263
-----------------
(1)  Based on a per share  market  price of  approximately  $25.875  at June 30,
     1997.


Director Compensation

         Directors of the Savings Bank who are not executive officers receive a monthly fee of $1,000 ($1,300 for the Chairman of the Board) and non-officer directors who are members of the Board's Loan Committee receive a monthly fee of $100.

         Directors'  Stock  Option  Plan.  The  Company  has  adopted  the  1993
Directors' Stock Option Plan (the "Directors' Plan") which provides for the grant of compensatory stock options to non-employee directors of the Company. Pursuant to the Directors' Plan, each director of the Company who is not an employee of the Company or any subsidiary was granted a compensatory stock option to purchase 5,000 shares of Common Stock at the actual purchase price of a share of Common Stock in the Company's initial public stock offering in November 1993. In addition, a compensatory stock option to purchase 200 shares of Common Stock is granted to each non-employee director on each anniversary of the date of the Company's initial public offering with an exercise price equal to the fair market value of a share of Common Stock on such date for as long as shares are available under the plan. Further, each new non-employee director of the Company or the Bank will receive a compensatory stock option to purchase 500 shares of Common Stock upon election to the Board of Directors with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Options granted pursuant to the Directors' Plan are vested and exercisable six months from the date of grant. A total of 43,407 shares of Common Stock are reserved for issuance and are available under the Directors' Plan.

         Directors' Deferred Compensation Plan. The Company and the Savings Bank maintain a deferred compensation program for its directors whereby directors can elect to defer all or a portion of their directors' fees. Deferred fees are to be paid to participants in installments commencing in the year following the year in which a person ceases to be a member of the Board of Directors.

         The deferred compensation program provides that amounts deferred thereunder may be paid in shares of Common Stock based on the then-existing value of the amount of Common Stock, including fractional shares, which could have been purchased with the percentage of a director's deferred account that the director elected to have valued as though it were invested in Common Stock. In addition, the program also permits directors of the Company and the Savings Bank, who are also employees of the Company or the Savings Bank, to defer receipt of a portion of their other compensation, including salary and bonuses. The Company and the Savings Bank contributed to a trust an amount of cash which corresponds to the amount of fees and other compensation deferred at the direction of directors for the purpose of investment in shares of Common Stock. The trust uses such funding to acquire shares of Common Stock on the open market. The shares of Common Stock held in the trust are voted by an independent trustee prior to distribution to participating directors in accordance with the terms of the deferred compensation plan.

Compensation Committee

         The Compensation and Benefits Plan Committee of the Board of Directors determines compensation for executive officers. During the fiscal year ended June 30, 1997, the members of the Committee were Messrs. Hoegel (Chairman), Aeberli and Hook. No member of the Committee is a current or former officer or employee of the Company or any of its subsidiaries. The report of the Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended June 30, 1997 is set forth below.

Report of the Compensation Committee

         The performance of both WVS Financial Corp. and West View Savings Bank are evaluated along with the contributions as related to the job performance of each member of senior management. This evaluation is the basis to determine compensation and benefits afforded these individuals. Economic conditions, similar financial services data and peer group surveys provide additional information to assist in the compensation process.

         Employment contracts between WVS Financial Corp. and the four senior management executives were amended in June 1997 to extend three (3) years effective July 1, 1997.

         Fiscal 1997 net income totaled $2,959,000 while the combined assets of the Bank and WVS Financial Corp. grew approximately 13.5%. As a result of the financial growth and profitability, the committee increased the annual salary of Chief Executive Officer Robert C. Sinewe by 3.5% and paid him a one and one-half month bonus. Similar adjustments were provided to other senior executives.


                                                     William J. Hoegel, Chairman
                                                     David L. Aeberli
                                                     Donald E. Hook

Performance Graph

         The following graph compares the yearly cumulative total return on the Common Stock over a measurement period since the Company's initial issuance of Common Stock in November 1993 with (i) the Center for Research in Security Prices ("CRSP") Total Return Index for the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market (for United States companies) and (ii) the NASDAQ Bank Stocks Total Return Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]











STOCK PERFORMANCE GRAPH DATA    11/30/93   6/30/94   6/30/95   6/30/96   6/30/97
----------------------------    --------   -------   -------   -------   -------
CRSP TOTAL RETURN INDEX
FOR THE NASDAQ STOCK MARKET       100.00     93.86    125.29    160.86    195.62

NASDAQ BANK STOCKS INDEX          100.00    109.99    124.22    161.69    252.77

WVS FINANCIAL CORP. INDEX         100.00    155.44    170.79    235.28    326.33


Employment Agreements

         The Company and the Savings Bank (collectively the "Employers") maintain employment agreements with Mr. Robert C. Sinewe and Mrs. Margaret VonDerau effective July 1, 1997. The Employers have agreed to employ Mr. Sinewe as President and Chief Executive Officer of the Employers for a term of three years with a current salary of $140,400, and Mrs. VonDerau as Senior Vice President and Corporate Secretary for a term of three years with a current salary of $106,800. Such salaries may be increased at the discretion of the Board of Directors from time to time, but may not be decreased during the term of the employment agreements without the prior written consent of the executives. The terms of the employment agreements shall be extended each year for successive additional one-year periods unless the Employers or the executives elect, not less than 30 days prior to the annual anniversary date, not to extend the employment terms.

         The employment agreements are terminable with or without cause by the Employers. The executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the executives terminate their employment because of failure of the Employers to comply with any material provision of the employment agreements or (ii) the employment agreements are terminated by the Employers other than for cause, disability, retirement or death or by the officers as a result of certain adverse actions which are taken with respect to their employment following a Change of Control of the Company, as defined, Mr. Sinewe and Mrs. VonDerau will be entitled to a cash severance amount equal to three times their base salary, and a continuation of benefits similar to those they are receiving at the time of such termination for the remaining term of the agreements or until the executives obtain full-time employment with another employer.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), requires the Company's officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended June 30, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

Transactions With Certain Related Persons

         Federal law requires that all loans or extensions of credit by the Savings Bank to executive officers and directors and members of their immediate family must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made by the Savings Bank to a director or executive officer in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. As of June 30, 1997, nine of the Savings Bank's directors and executive officers or members of their immediate families had aggregate loan balances in excess of $60,000, which amounted to approximately $1.5 million in the aggregate. All such loans were made by the Savings Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectability.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed S.R. Snodgrass, A.C., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending June 30, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by S.R. Snodgrass, A.C. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. S.R. Snodgrass, A.C. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of S.R. Snodgrass, A.C. as independent auditors for the fiscal year ending June 30, 1998.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in October 1998, must be received at the principal executive offices of the Company, 9001 Perry Highway, Pittsburgh, Pennsylvania 15237, Attention: Margaret VonDerau, Senior Vice President and Secretary, no later than May 29, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10D of the Company's Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder and to the extent known, by any other stockholders known by such stockholder to be supporting such proposal, and (d) any financial interest of the stockholder in such proposal.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended June 30, 1997 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 1997 required to be filed with the Commission under the 1934 Act. Such written requests should be directed to David J. Bursic, Vice President, Treasurer and Chief Financial Officer, WVS Financial Corp., 9001 Perry Highway, Pittsburgh, Pennsylvania 15237. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                 REVOCABLE PROXY
                               WVS Financial Corp.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WVS FINANCIAL CORP. (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 1997 AND AT ANY ADJOURNMENT THEREOF.

  The undersigned, being a stockholder of the Company as of September 12, 1997, hereby authorizes the Board of Directors of the Company, or any successors thereto, as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Orchard Hill Church, located at 2551 Brandt School Road, Wexford, Pennsylvania, on Tuesday, October 28, 1997 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. The election as directors of all nominees listed (except as marked to the contrary below):

   Nominees for four-year term: James S. McKain, Jr. and James H. Ritchie

                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------


2. PROPOSAL to ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent auditors for the fiscal year ending June 30, 1998.


                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

  Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

          Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                               WVS FINANCIAL CORP.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY